Exhibit 99.1

Bruker to Release First Quarter 2012 Financial Results on May 1, 2012

BILLERICA, Mass.—(BUSINESS WIRE) — April 24, 2012 —Bruker Corporation (NASDAQ: BRKR) announced today that it plans to release its first quarter 2012 financial results on Tuesday, May 1st, 2012 before the market opens.  Bruker expects to report first quarter 2012 revenue of approximately $400 million and organic revenue growth of greater than 10% compared to the first quarter of 2011.

Bruker will then host an operator-assisted earnings conference call that morning at 9:00 AM Eastern Daylight Time.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.

Investors can also listen and participate on the telephone in the US and Canada by calling 800-688-0796, or +1-617-614-4070 outside the US and Canada.  Investors should refer to the Bruker Earnings Call.  A telephone replay of the conference call will be available approximately one hour after the conference call by dialing 888-286-8010 in the US and Canada, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 78974051.

For Further Information:	Stacey Desrochers, Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
	Email:	Stacey.Desrochers@bruker.com